Exhibit 99.1
Bright Horizons Family Solutions® Reports First Quarter of 2014 Financial Results

BOSTON, May 1, 2014 /PRNewswire/ — Bright Horizons Family Solutions® Inc. (NYSE: BFAM), a leading provider of high-quality child care and early education and other services designed to help employers and families address the challenges of work and life, today announced financial results for the first quarter of 2014.
First Quarter 2014 Highlights (compared to first quarter 2013):

•	Revenue increased 19% to $332 million

•	Adjusted EBITDA* increased 18% to $57 million

•	Adjusted income from operations* rose 18% to $35 million

•	Adjusted net income* increased 46% to $23 million

•	Diluted adjusted earnings per pro forma common share* increased 36% to $0.34

"We are pleased to start off 2014 with another strong quarter," said David Lissy, Chief Executive Officer.  “I am very proud of our team around the world who work hard every day to deliver the high level of quality care, education, and service that is the hallmark of all that we do. Our full suite of solutions, including child care centers, back-up care and educational advisory services, continues to allow us to expand our relationships with the clients we serve and to help working families better integrate the challenges of work and home across all key life stages. In turn, we are able to consistently generate solid financial results while continuing to invest in ways that maximize future value for our shareholders."
First Quarter 2014 Results
Revenue increased $52.0 million in the first quarter of 2014 on contributions from new and ramping full service child care centers, average price increases of 3-4%, and expanded sales of back-up dependent care and educational advisory services.

Adjusted EBITDA increased $8.8 million and adjusted income from operations increased $5.2 million in the first quarter of 2014 primarily as a result of the $11.4 million increase in gross profit, partially offset by increases in selling, general and administrative expenses ("SG&A"), excluding certain one-time costs in the prior year period.  The adjusted EBITDA increase reflects enrollment gains in mature and ramping centers, contributions from new child care centers, back-up dependent care and educational advisory clients that have been added since the first quarter of 2013, and strong cost management. These gains are tempered by the ongoing integration of the Company’s acquisitions of Kidsunlimited in the UK in April 2013 and Children’s Choice in the US in July 2013, and the costs incurred during the initial ramp up phase for certain new lease/consortium centers opened over the past 12 to 18 months.

Income from operations was $34.0 million for the first quarter of 2014 compared to $15.4 million in the same 2013 period, and net income was $16.0 million for the first quarter of 2014 compared to a net loss of $50.7 million in 2013.  In the first quarter of 2013, the Company refinanced its debt and recorded a charge of $63.7 million related to the extinguishment of the previously outstanding debt.  In addition, in connection with the completion of the initial public offering ("IPO"), the Company incurred certain other one-time costs totaling $12.5 million related to the vesting of certain stock options and the termination of the management agreement with our private equity sponsor, Bain Capital Partners LLC (the "Sponsor"). Adjusted net income increased by $7.1 million, or 46%, to $22.7 million on expanded adjusted operating income and lower interest expense.  Diluted adjusted earnings per pro forma common share was $0.34, an increase of 36% compared to the first quarter in 2013.

As of March 31, 2014, the Company operated 881 early care and education centers with the capacity to serve 99,700 children and families, a 13% increase in capacity since March 31, 2013.

*Adjusted EBITDA, adjusted income from operations and adjusted net income are non-GAAP measures.  Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, straight line rent expense, stock compensation expense, expenses related to the IPO and refinancing that were completed in January 2013 (the "IPO and refinancing"), expenses related to secondary offerings, expenses associated with completed acquisitions, and the Sponsor management agreement fee. Adjusted income from operations represents income from operations before expenses related to the completion of the IPO and secondary offerings, and expenses associated with completed acquisitions. Adjusted net income represents net income determined in accordance with GAAP, adjusted for stock compensation expense, amortization expense, the Sponsor management agreement fee, IPO and refinancing expenses, secondary offering expenses, expenses associated with completed acquisitions and the income tax provision (benefit) thereon. These non-GAAP measures are more fully described and are reconciled from the respective measures determined under GAAP in the table referred to below. Diluted adjusted earnings per pro forma common share is a non-GAAP measure, calculated using adjusted net income, and gives effect to the conversion of Class L common stock as if the conversion were completed at the beginning of the respective fiscal period. Please refer to "Non-GAAP Measures," "Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations," and "Bright Horizons Family Solutions Inc. Diluted Adjusted Earnings per Pro Forma Common Share" for further detail.
Balance Sheet and Cash Flow
During the first quarter of 2014, the Company generated approximately $51.6 million of cash flow from operations compared to $52.3 million for the same period in 2013 and invested $14.4 million in fixed assets.  Net cash provided by financing activities totaled $8.6 million in the quarter ended March 31, 2014.  The Company raised $234.9 million of net proceeds from the IPO completed on January 30, 2013, and repaid all of its outstanding indebtedness with the proceeds from the IPO and proceeds from the issuance of $790.0 million in new secured term loans.  The Company's cash and cash equivalents grew $46.1 million in the quarter to $75.7 million at March 31, 2014.
2014 Outlook
As described below, the Company is updating certain targets regarding its 2014 expectations.

•	Overall revenue growth in 2014 in the range of 11-12%

•	Adjusted EBITDA growth in 2014 in the range of 15-17%

•	Adjusted net income ranging from $97 million to $99 million in 2014

•	Diluted adjusted earnings per pro forma common share ranging from $1.43 to $1.46

In addition, for the full year in 2014, the Company estimates that pro forma diluted weighted average shares will approximate 68 million shares.
Conference Call
Bright Horizons Family Solutions will host an investor conference call today at 5:00 pm ET.  Interested parties are invited to listen to the conference call by dialing 1-877-407-9039 or, for international callers, 1-201-689-8470, and asking for the Bright Horizons Family Solutions conference call, moderated by Chief Executive Officer David Lissy.  Replays of the entire call will be available through May 8, 2014 at 1-877-870-5176 or, for international callers, at 1-858-384-5517, conference ID # 13580485.  A webcast of the conference call will also be available through the Investor Relations section of the Company's web site, www.brighthorizons.com.  A copy of this press release is available on the web site.
Forward-Looking Statements
This press release includes statements that express the Company's opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, "forward-looking statements." Bright Horizons Family Solutions' actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms "believes," "expects," "may," "will," "should," "seeks," "projects," "approximately," "intends," "plans," "estimates" or "anticipates," or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company's intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we and our partners operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, the following: changes in the demand for child care and other dependent care services, including variation in enrollment trends and lower than expected demand from employer sponsor clients; the possibility that acquisitions may disrupt our operations and expose us to additional risk; our ability to pass on our increased costs; changes in our relationships with employer sponsors; our substantial indebtedness and the terms of such indebtedness; our ability to withstand seasonal fluctuations in the demand for our services; significant competition within our industry; our ability to implement our growth strategies successfully; as well as those risks and uncertainties described in the "Risk Factors" section of our Annual Report on Form 10-K filed March 25, 2014. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, unless required by law.

Non-GAAP Measures
In addition to the results provided in accordance with U.S. generally accepted accounting principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements - adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per pro forma common share - which present operating results on a basis adjusted for certain items.  The Company uses these non-GAAP measures as key performance measures for the purpose of evaluating performance internally.  We also believe these non-GAAP measures provide investors with useful information with respect to our historical operations. These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. The use of the terms adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per pro forma common share may differ from similar measures reported by other companies.  Adjusted EBITDA, adjusted income from operations, and adjusted net income are reconciled from the respective measures under GAAP in the attached table "Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations".

The number of common shares used in the calculations of diluted adjusted earnings per pro forma common share for the 2013 reported periods give effect to the conversion of all outstanding shares of Class L common stock at the conversion factor of 35.1955 common shares for each Class L share, as if the conversion was completed at January 1, 2013. The calculations of diluted adjusted earnings per pro forma common share also include the dilutive effect of stock options, using the treasury stock method. Shares sold in our IPO are included in the diluted adjusted earnings per pro forma common share calculations beginning on the date that such shares were actually issued (January 30, 2013 or, in the case of the shares subject to the underwriters’ option to purchase additional shares, February 21, 2013). Diluted adjusted earnings per pro forma common share is calculated using adjusted net income, as defined above. See the attached table "Bright Horizons Family Solutions Inc. Diluted Adjusted Earnings per Pro Forma Common Share" for further detail.
About Bright Horizons Family Solutions® Inc.
Bright Horizons Family Solutions® is a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and life. The Company provides center-based full service child care, back-up dependent care and educational advisory services to more than 900 clients across the United States, the United Kingdom, Ireland, the Netherlands, Canada and India, including more than 130 FORTUNE 500 companies and more than 80 of Working Mother magazine's 2013 "100 Best Companies for Working Mothers".  Bright Horizons is one of FORTUNE magazine's "100 Best Companies to Work For" and is one of the UK's Best Workplaces as designated by the Great Place to Work® Institute. Bright Horizons is headquartered in Watertown, MA. The Company's web site is located at www.brighthorizons.com.

Contacts:
Investors:
Elizabeth Boland
CFO – Bright Horizons
Eboland@brighthorizons.com
617-673-8125
Kevin Doherty
Director – Solebury Communications Group LLC
kdoherty@soleburyir.com
203-428-3233
Media:
Ilene Serpa
VP – Communications – Bright Horizons
iserpa@brighthorizons.com
617-673-8044

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share data) (Unaudited)

	Three months ended March 31,
	2014	%	2013	%
Revenue	$332,155	100.0%	$280,123	100.0%
Cost of services	255,006	76.8%	214,333	76.5%
Gross profit	77,149	23.2%	65,790	23.5%
Selling, general and administrative expenses	35,404	10.7%	43,605	15.6%
Amortization of intangible assets	7,734	2.3%	6,748	2.4%
Income from operations	34,011	10.2%	15,437	5.5%
Loss on extinguishment of debt	—	—%	(63,682)	(22.7)%
Interest expense, net	(8,727)	(2.6)%	(13,268)	(4.7)%
Income (loss) before income taxes	25,284	7.6%	(61,513)	(21.9)%
Income tax (expense) benefit	(9,236)	(2.8)%	10,732	3.8%
Net income (loss)	16,048	4.8%	(50,781)	(18.1)%
Net loss attributable to non-controlling interest	—	—%	(38)	—%
Net income (loss) attributable to Bright Horizons Family Solutions Inc.	$16,048	4.8%	$(50,743)	(18.1)%

Earnings (loss) per common share:
Common stock—basic	$0.24		$(0.91)
Common stock—diluted	$0.24		$(0.91)
Weighted average number of common shares outstanding:
Common stock—basic	65,407,851		55,797,534
Common stock—diluted	67,209,378		55,797,534

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share data) (Unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$75,734	$29,585
Accounts receivable—net	59,361	78,691
Other current assets	53,906	56,894
Total current assets	189,001	165,170
Fixed assets—net	393,467	390,894
Goodwill	1,096,567	1,096,283
Other intangibles—net	427,356	435,060
Other assets	15,121	15,263
Total assets	$2,121,512	$2,102,670
LIABILITIES, COMMON STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$7,900	$7,900
Accounts payable and accrued expenses	104,686	107,626
Deferred revenue and other current liabilities	128,924	139,562
Total current liabilities	241,510	255,088
Long-term debt	755,101	756,323
Deferred income taxes	139,893	139,888
Other long-term liabilities	70,070	62,234
Total liabilities	1,206,574	1,213,533
Total stockholders’ equity	914,938	889,137
Total liabilities, common stock and stockholders’ equity	$2,121,512	$2,102,670

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Three months ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$16,048	$(50,781)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	19,615	16,446
Loss on extinguishment of debt	—	63,682
Interest paid in kind	—	2,143
Stock-based compensation	2,385	6,620
Deferred income taxes	(88)	(70)
Other non-cash adjustments, net	1,814	1,695
Changes in assets and liabilities:
Accounts receivable	19,353	5,015
Prepaid expenses and other current assets	3,995	(14,595)
Accounts payable and accrued expenses	(3,301)	3,498
Other, net	(8,180)	18,617
Net cash provided by operating activities	51,641	52,270
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(14,431)	(22,192)
Proceeds from disposal of fixed assets	140	—
Settlement of purchase price for prior year acquisition	175	—
Net cash used in investing activities	(14,116)	(22,192)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	—	769,360
Extinguishment of long-term debt	—	(972,468)
Proceeds from initial public offering	—	234,944
Principal payments of long-term debt	(1,975)	(1,975)
Proceeds from issuance of common stock upon exercise of options	3,985	1,672
Proceeds from issuance of restricted stock	4,709	—
Tax benefit from stock-based compensation	1,858	1,736
Net cash provided by financing activities	8,577	33,269
Effect of exchange rates on cash and cash equivalents	47	(721)
Net increase in cash and cash equivalents	46,149	62,626
Cash and cash equivalents—beginning of period	29,585	34,109
Cash and cash equivalents—end of period	$75,734	$96,735

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Three months ended March 31, 2014
Revenue	$287,024	$37,456	$7,675	$332,155
Amortization of intangible assets	7,406	181	147	7,734
Income from operations	22,011	11,692	308	34,011
Adjusted income from operations (1)	22,561	11,692	308	34,561

Three months ended March 31, 2013
Revenue	$242,250	$33,161	$4,712	$280,123
Amortization of intangible assets	6,491	181	76	6,748
Income (loss) from operations	8,872	7,467	(902)	15,437
Adjusted income (loss) from operations (1)	20,206	9,320	(122)	29,404

(1)
Adjusted income from operations represents income from operations excluding expenses incurred in connection with the completion of the IPO in January 2013, the secondary offerings in 2013 and 2014, and transaction costs associated with the acquisition of businesses in 2013.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Net income (loss)	$16,048	$(50,781)
Interest expense, net	8,727	13,268
Income tax expense (benefit)	9,236	(10,732)
Depreciation	11,881	9,698
Amortization of intangible assets (a)	7,734	6,748
EBITDA	53,626	(31,799)
Additional Adjustments:
Straight-line rent expense (b)	780	839
Stock compensation expense (c)	2,385	6,620
Sponsor management fee (d)	—	7,674
Loss on extinguishment of debt (e)	—	63,682
Expenses related to secondary offering	550	—
Acquisition-related costs (f)	—	1,499
Total adjustments	3,715	80,314
Adjusted EBITDA	$57,341	$48,515

Income from operations	$34,011	$15,437
Performance-based stock compensation expense (c)	—	4,968
Sponsor termination fee (d)	—	7,500
Expenses related to secondary offering	550	—
Acquisition-related costs (f)	—	1,499
Adjusted income from operations	$34,561	$29,404

Net income (loss)	$16,048	$(50,781)
Income tax expense (benefit)	9,236	(10,732)
Income (loss) before tax	25,284	(61,513)
Stock compensation expense (c)	2,385	6,620
Sponsor management fee (d)	—	7,674
Amortization of intangible assets (a)	7,734	6,748
Loss on extinguishment of debt (e)	—	63,682
Expenses related to secondary offering	550	—
Acquisition-related costs (f)	—	1,499
Adjusted income before tax	35,953	24,710
Income tax expense (g)	(13,302)	(9,143)
Adjusted net income	$22,651	$15,567

(a)
Represents amortization of intangible assets, including $5.0 million for the three months ended March 31, 2014 and 2013 associated with intangible assets recorded in connection with our going private transaction in May 2008.

(b)	Represents rent in excess of cash paid for rent, recognized on a straight line basis over the life of the lease in accordance with Accounting Standards Codification (“ASC”) Topic 840, Leases.

(c)	Represents non-cash stock-based compensation expense, including performance-based stock compensation charge in 2013.

(d)	Represents fees paid to our Sponsor under a management agreement, including the Sponsor termination fee.

(e)	Represents redemption premiums and write off of unamortized debt issue costs and original issue discount associated with indebtedness that was repaid in connection with a refinancing.

(f)	Represents costs associated with the acquisition of businesses.

(g)	Represents income tax expense calculated on adjusted income before tax at the effective rate of 37.0% in 2014 and 2013.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
DILUTED ADJUSTED EARNINGS PER PRO FORMA COMMON SHARE
(In thousands except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Diluted earnings (loss) per pro forma common share:
Net income (loss)	$16,048	$(50,781)
Pro forma weighted average number of common shares—diluted:
Weighted average number of Class L shares over period in which Class L shares were outstanding (1)	—	1,327,115
Adjustment to weight Class L shares over respective period	—	(1,179,658)
Weighted average number of Class L shares over period	—	147,457
Class L conversion factor	—	35.1955
Weighted average number of converted Class L common shares	—	5,189,831
Weighted average number of common shares	65,407,851	55,797,534
Pro forma weighted average number of common shares—basic	65,407,851	60,987,365
Incremental dilutive shares (2)	1,801,527	—
Pro forma weighted average number of common shares—diluted	67,209,378	60,987,365
Diluted earnings (loss) per pro forma common share	$0.24	$(0.83)

Diluted adjusted earnings per pro forma common share:
Adjusted net income	$22,651	$15,567
Pro forma weighted average number of common shares—basic	65,407,851	60,987,365
Incremental dilutive shares (2)	1,801,527	1,763,218
Pro forma weighted average number of common shares—diluted	67,209,378	62,750,583
Diluted adjusted earnings per pro forma common share	$0.34	$0.25

(1)
The weighted average number of Class L shares in the actual Class L earnings per share calculation for the three months ended March 31, 2013 represents the weighted average from the beginning of the period up through the date of conversion of the Class L shares into common shares. As such, the pro forma weighted average number of common shares includes an adjustment to the weighted average number of Class L shares outstanding to reflect the length of time the Class L shares were outstanding prior to conversion relative to the respective three month period. The converted Class L shares are already included in the weighted average number of common shares outstanding for the period after their conversion.

(2)
Represents the dilutive effect of stock options using the treasury stock method. For purposes of the diluted loss per pro forma common share for the three months ended March 31, 2013, there is no dilutive effect since there was a loss recorded during the period.